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                  PLAYBOY ENTERPRISES, INC. AND SUBSIDIARIES
                                  EXHIBIT 21
                                 SUBSIDIARIES

The accounts of all of the subsidiaries are included in the Company's Consolidated Financial Statements. Set forth below are the names of certain active corporate subsidiaries of the Company as of June 30, 1997. Certain subsidiaries are omitted because such subsidiaries considered individually or in the aggregate would not constitute a significant subsidiary.

Indented names are subsidiaries of the company under which they are indented:
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                                                                            Percent
                                                  Jurisdiction in          Ownership
                                                which Incorporated        By Immediate
          Name of Company                           or Organized             Parent
          ----------------------------------    ------------------        ------------
          Playboy Enterprises, Inc. (parent)      Delaware
           Lake Shore Press, Inc.                 Delaware                     100%
           Lifestyle Brands, Ltd.                 Delaware                     100%
           Playboy Models, Inc.                   Illinois                     100%
           Playboy Products and Services
            International, B.V.                   The Netherlands              100%
          Playboy Entertainment Group, Inc.       Delaware                     100%
           After Dark Video, Inc.                 Delaware                     100%
           Alta Loma Productions, Inc.            Delaware                     100%
           Cameo Films, Inc.                      Illinois                     100%
           Impulse Productions, Inc.              Delaware                     100%
           Precious Films, Inc.                   California                   100%
           AdulTVision Communications, Inc.       Delaware                     100%
           Mystique Films, Inc.                   California                   100%
           Women Productions, Inc.                California                   100%
          Playboy Clubs International, Inc.       Delaware                     100%
           Playboy Preferred, Inc.                Illinois                     100%
          Critics' Choice Video, Inc.             Illinois                     100%
          Special Editions, Ltd.                  Delaware                     100%
          Playboy Shows, Inc.                     Delaware                     100%
          Telecom International, Inc.             Florida                      100%
          Playboy Gaming International, Ltd.      Delaware                     100%
           Playboy Gaming Greece, Ltd.            Delaware                     100%
          Playboy Properties, Inc.                Delaware                     100%
          VIPress Poland Sp. z o.o                Poland                        88%
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